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Emerald Financial Corp.
S-8 Registration


                              EXHIBIT NO. 23.1 (b)

                               CONSENT OF EXPERTS

                              DELOITTE & TOUCHE LLP



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Emerald Financial Corp.
S-8 Registration



                        INDEPENDENT AUDITORS' CONSENT




Emerald Financial Corp.

         We consent to the incorporation by reference in this Registration Statement of Emerald Financial Corp. on Form S-8 of our report dated January 25, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for mortgage servicing rights), incorporated by reference in the Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
April 27, 1998


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